United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         March 22, 2002

DIGENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28194	52-1536128

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road Gaithersburg, Maryland	20878

(Address of Principal Executive Offices)	(Zip Code)

(301) 944-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS.

               Based on recent conversations with the staff of the U.S. Federal Trade Commission (the “FTC”), Digene Corporation expects to receive within the next several days a formal request from the FTC for additional information and documentary material in connection with the FTC’s review, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, of Cytyc Corporation’s (“Cytyc”) proposed acquisition of Digene.

               On February 19, 2002, Cytyc and Digene announced that they had signed a definitive merger agreement pursuant to which Cytyc would acquire all of the outstanding shares of Digene common stock in a cash and stock exchange offer transaction. On March 1, 2002, Cytyc and Digene announced that Cytyc had commenced its exchange offer. The exchange offer is currently scheduled to expire at 12:00 midnight, New York City time, on Thursday, March 28, 2002, unless extended. Cytyc has informed Digene that Cytyc expects that the receipt of a formal request for additional information from the FTC will require an extension of the exchange offer period.

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SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION
(Registrant)

Date: March 22, 2002	/s/ Evan Jones By: Evan Jones Title: Chairman and Chief Executive Officer

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